EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Cinedigm Digital Cinema Corp. Announces Fiscal Year 2010 First Quarter Results

- Strong Consecutive Quarterly Adjusted EBITDA Increase and $75 Million Investment Position the Company to Restart Growth

MORRISTOWN, N.J. – August 11, 2009 – Access Integrated Technologies, doing business as Cinedigm Digital Cinema Corp. (“Cinedigm” or the “Company”) (NASDAQ: CIDM), reported a 4.4% consecutive quarterly increase in revenues, to $18.7 million for the fiscal 2010 first quarter ended June 30, 2009, and a 9% decrease in revenues versus the year-ago period.  The Company posted an Adjusted EBITDA1 (defined below) of $9.4 million or $0.33 per share versus the year-ago period of $10.2 million, and an improvement from the fiscal 2009 fourth quarter Adjusted EBITDA of $7.3 million.  Net loss of $7.0 million or $0.25 per share includes non-cash expenses for depreciation, amortization of intangible assets, non-cash interest, stock-based expenses, stock-based compensation and change in the fair value of interest rate swap aggregating $9.6 million or $0.34 per share compared to $11.7 million or $0.44 per share in the year-ago period.  The Company generated positive cash flow from operations of $2.1 million in the fiscal 2010 first quarter, ending it with over $19 million of cash on its balance sheet.

FIRST QUARTER HIGHLIGHTS

•
Revenues for the fiscal year 2010 first quarter were $18.7 million compared to $20.6 million in the year-ago period.  This change was primarily due to the previously announced November 2008 contracted 16% step-down in Virtual Print Fee (VPF) rates charged to the major movie studios via long term contracts and to additional movie studios on a pay for use basis.   Partially offsetting this rate decline was a 5% increase in VPFs earned per screen during the quarter.

•
Adjusted EBITDA in the first quarter was $9.4 million, an increase of 28.9% on a consecutive quarterly basis from $7.3 million in the fiscal year 2009 fourth quarter and a decrease of 7.9% from $10.2 million in the year-ago period.  The improvement in Adjusted EBITDA as compared to last quarter is primarily the result of seasonally increased revenues and lower direct operating expenses and SG&A.

•
Gross Profit Margin decreased slightly from last year’s first quarter of 72% to 71% but increased from the fiscal year 2009 fourth quarter of 66% as a result of revenue increases and careful expense management.

•	Adjusted EBITDA margins improved to 50% for the first quarter from 49% in the year-ago period, and improved from the fiscal year 2009 fourth quarter of 41%

1 Adjusted EBITDA is defined by the Company to be earnings before interest, taxes, depreciation and amortization, other income (expense), net, stock-based compensation and non-recurring items.   Pursuant to the requirements of Regulation G, the Company has provided a reconciliation in the tables attached to this release of Adjusted EBITDA to U.S. GAAP net income (loss). The Company calculated and communicated Adjusted EBITDA in the tables because the Company's management believes it is of importance to investors and lenders by providing additional information with respect to the performance of its fundamental business activities.  The Company's calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the U.S. GAAP operating measure of net income (loss). In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.  Management does not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP. These non-GAAP measures should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with U.S. GAAP.

(973) 290-0080                                   55 Madison Avenue, Morristown, NJ  07960

Bud Mayo, Chief Executive Officer of Cinedigm, stated, “The first quarter was a period of solid execution by Cinedigm.  Through active management of our Phase 1 asset base we increased VPF screen turns by 5%.  We also successfully expanded our innovative Trailer Express delivery product and secured two new major Hollywood studio clients as launch customers.  In addition, Cinedigm through its proprietary CineLive digital satellite network for both live 2D and 3D events was able to bring the live feed of the Michael Jackson Memorial Service to fans in theatres across the country on 36 hour notice.  This ground-breaking achievement utilized the resources in four of our five business units and would not have been possible without the years of preparation and commitment to our business plan.”

PHASE 2 UPDATE

Mayo added, "We are optimistic about our intensifying efforts to secure financing for Phase 2 installations through third party lenders as well as our exhibitor and vendor partners which will generate ongoing fees and other key revenue streams for Cinedigm.  We launched our exhibitor self-financed model in July with Emagine and expect other exhibitors in our pipeline to pursue this structure. To date we have installed 139 Phase 2 screens and approximately 3,900 screens in total.”

CORPORATE UPDATE

Mayo concluded, “We also announced today in companion press releases two significant corporate events that will enable Cinedigm to restart its growth plan.  First, a $75 million private placement of securities to Sageview Capital consisting of a Senior Note due 2014 and a warrant to purchase common stock. The capital infusion will significantly strengthen the Company’s balance sheet, extend debt maturities, provide capital for the Company’s continued growth and introduce a key long-term investor into the shareholder base.  Second, Adam M. Mizel has been named the CFO and Chief Strategy Officer effective immediately.  He has already made a significant contribution in closing the Sageview investment and will play a key role in the Company’s next phase of development.”

FISCAL YEAR 2010 FINANCIAL GUIDANCE

All comments regarding fiscal year 2010 do not assume a large Phase 2 deployment or a large rollout by other entities, including DCIP, although the Company expects both to occur.  Nevertheless, Cinedigm reaffirms its expectation to produce double digit increases in revenues and Adjusted EBITDA over fiscal year 2009 levels as a result of the full year impact of $5 million of expense savings and the overall increase in industry digital screen deployments, which in turn drives growth across all of the Company’s business units.

CONFERENCE CALL NOTIFICATION
Cinedigm will host a conference call to discuss its financial results at 9:00 a.m. Eastern on Wednesday, August 12, 2009.  The conference can be accessed by dialing 719.325.4851 at least five minutes before the start of the call.  No passcode is required. The conference call will also be webcast simultaneously and will be accessible via the web on Cinedigm’s Web site, www.cinedigmcorp.com.  A replay of the call will be available after 1:30 p.m. Eastern at 719.457.0820 or 888.203.1112, passcode 8479698.  The replay will be accessible through Wednesday, August 19th.

About Cinedigm
Cinedigm is the leader in providing the services, experience, technology and content critical to transforming movie theaters into digital and networked entertainment centers.  The company is a technology and services integrator that works with Hollywood movie studios and exhibitors to bring movies in digital cinema format to audiences across the country.  Cinedigm’s digital cinema deployment organization, software, unique combined satellite and hard drive digital movie delivery network; pre-show in-theater advertising services; and distribution platform for alternative content such as CineLive® 3-D and 2-D sports and concerts, thematic programming and independent films provide a complete suite of services required to enable the digital theater conversion. www.cinedigm.com [CIDM-E]

Safe Harbor Statement
Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cinedigm officials during presentations about Cinedigm, along with Cinedigm 's filings with the Securities and Exchange Commission, including Cinedigm's registration statements, quarterly reports on Form 10-QSB and annual report on Form 10-KSB, are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act'').  Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects',' "anticipates,'' "intends,'' "plans,'' “could,” “might,” "believes,'' “seeks,” "estimates'' or similar expressions.  In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm’s management, are also forward-looking statements as defined by the Act.  Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about Cinedigm, its technology, economic and market factors and the industries in which Cinedigm does business, among other things.  These statements are not guarantees of future performance and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.

# # #
Contact:

Adam M. Mizel
Cinedigm Digital Cinema
(646) 375-3382
amizel@cinedigm.com

ACCESS INTEGRATED TECHNOLOGIES, INC.
d/b/a CINEDIGM DIGITAL CINEMA CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for share and per share data)
(Unaudited)
	Three Months Ended
	June 30,
	2008	2009

Revenues	$20,570	$18,666

Costs and expenses:
Direct operating (exclusive of depreciation and amortization shown below)	5,797	5,462
Selling, general and administrative	4,833	3,869
Provision for doubtful accounts	28	128
Research and development	7	40
Stock-based compensation	158	325
Depreciation of property and equipment	8,135	8,153
Amortization of intangible assets	947	765
Total operating expenses	19,905	18,742
Income (loss) from operations	665	(76)

Interest income	124	40
Interest expense	(7,176)	(7,550)
Other income (expense), net	(150)	(143)
Change in fair value of interest rate swap	2,252	683
Net loss	(4,285)	(7,046)

Preferred stock dividends	-	(100)
Net loss attributable to shareholders	$(4,285)	$(7,146)
Net loss per Class A and B common share - basic and diluted	$(0.16)	$(0.25)
Weighted average number of Class A and B common shares outstanding:
Basic and diluted	26,865,147	28,284,401

Access Integrated Technologies, Inc.
d/b/a Cinedigm Digital Cinema Corp.
Adjusted EBITDA (as defined)
Reconciliation to GAAP Net Income
(In thousands)
(Unaudited)
	Three Months Ended
	June 30,
	2008	2009

Net loss	$(4,285)	$(7,046)
Add Back:
Amortization of software development	194	161
Depreciation of property and equipment	8,135	8,153
Amortization of intangible assets	947	765
Interest income	(124)	(40)
Interest expense	7,176	7,550
Other (income) expense, net	150	143
Change in fair value of interest rate swap	(2,252)	(683)
Stock-based expenses	74	37
Stock-based compensation	158	325
Adjusted EBITDA (as defined)	$10,173	$9,365

ACCESS INTEGRATED TECHNOLOGIES, INC.
d/b/a CINEDIGM DIGITAL CINEMA CORP.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share data)
(Unaudited)
	March 31, 2009	June 30, 2009
ASSETS
Current assets
Cash and cash equivalents	$26,329	$19,009
Accounts receivable, net	13,884	14,270
Deferred costs	3,936	4,158
Unbilled revenue, current portion	3,082	3,249
Prepaid and other current assets	1,798	2,919
Notes receivable, current portion	616	322
Total current assets	49,645	43,927

Property and equipment, net	243,124	242,452
Intangible assets, net	10,707	9,942
Capitalized software costs, net	3,653	3,733
Goodwill	8,024	8,024
Deferred costs	3,967	4,509
Unbilled revenue, net of current portion	1,253	1,163
Notes receivable, net of current portion	959	919
Security deposits	424	427
Accounts receivable, net of current portion	386	386
Restricted cash	255	255
Total assets	$322,397	$315,737

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$14,954	$15,846
Current portion of notes payable	25,248	26,068
Current portion of deferred revenue	5,535	5,381
Current portion of customer security deposits	314	314
Current portion of capital leases	175	965
Total current liabilities	46,226	48,574

Notes payable, net of current portion	225,957	223,307
Capital leases, net of current portion	5,832	5,833
Fair value of interest rate swap	4,529	3,846
Deferred revenue, net of current portion	1,057	1,813
Customer security deposits, net of current portion	9	9
Total liabilities	283,610	283,382

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value per share; 15,000,000 shares authorized; issued and outstanding: Series A 10%-20 shares authorized; 8 shares issued and outstanding, at March 31, 2009 and June 30, 2009, respectively. Liquidation preference $4,050	3,476	3,503
Class A common stock, $0.001 par value per share; 40,000,000 shares authorized; 27,544,315 and 27,871,500 issued and 27,492,875 and 27,820,060 shares outstanding at March 31, 2009 and June 30, 2009, respectively	27	27
Class B common stock, $0.001 par value per share; 15,000,000 shares authorized; 733,811 shares issued and outstanding at March 31, 2009 and June 30, 2009, respectively	1	1
Additional paid-in capital	173,565	174,252
Treasury Stock, at cost; 51,440 Class A shares	(172)	(172)
Accumulated deficit	(138,110)	(145,256)
Total stockholders' equity	38,787	32,355
	$322,397	$315,737